EXHIBIT 99.1




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NEWS RELEASE
August 14, 2018

              FSI ANNOUNCES Second Quarter, 2018 FINANCIAL RESULTS

          Conference call scheduled for Wednesday August 15th, 11:00am
                        Eastern time, 8:00am Pacific Time
                            See dial in number below


VICTORIA, BRITISH COLUMBIA, August 14, 2018 - FLEXIBLE SOLUTIONS INTERNATIONAL, INC. (NYSE Amex: FSI, FRANKFURT: FXT), is the developer and manufacturer of biodegradable polymers for oil extraction, detergent ingredients and water treatment as well as crop nutrient availability chemistry. Flexible Solutions also manufactures biodegradable and environmentally safe water and energy conservation technologies. Today the Company announces financial results for the second quarter (Q2) ended June 30, 2018.

Mr. Daniel B. O'Brien, CEO, states, "We are disappointed that we have not yet returned to positive revenue growth. We see signs indicating we will be successful over the next several months but those signs have yet to become firm purchase orders." Mr. O'Brien continues, "International trade issues could affect our business in the future. We have been planning to counteract negative conditions as we identify them and hope that our planning will result in little net cost to our Company."

o Sales in the second quarter (Q2) were $4,137,545, down approximately 12% when compared to sales of $4,722,366 in the corresponding period a year ago. The financials show a Q2, 2018 net income of $2,135,906, or $0.18 per share, compared to a net income of $273,623, or $0.02 per share, in Q2, 2017. Note: Due to an insurance payout (net of tax) in Q2, 2018 of $1,721,977 the financials show a net income of $2,135,906. If the insurance payout were removed net income would be approximately $414,000 or $0.04 per share (basic). This is a non-GAAP number Also, the Q2, 2017 financials give an expense, "loss on involuntary disposition" of $326,570, or $0.03 per share, related to the clean-up of the fire damaged site in Taber, Alberta. This expense is covered by a significant insurance payout that was listed as revenue in Q1, 2017 and as a net revenue number in the six-month Q2, "consolidated statement of operations" (see "Gain on involuntary disposition"). This clean-up expense is a non-operating expense, which if added back to net income would result in net income of approximately $600,193 or $0.05 per share for Q2 2017. This is a non-GAAP number and the demonstration of the adding back of this non-operating expense to net income does not take into account additional income tax expense, if any, that may reduce the effect of this adjustment. Furthermore, as a result of the fire damage, any additional significant insurance payouts or related expenses (such as write down of inventory, short term loss of revenue, etc) will make year over financial comparisons difficult in the short term. o o Basic weighted average shares used in computing earnings per share amounts in Q2 were 11,630,991 and 11,465,606 for Q2, 2018 and Q2, 2017 respectively.

o Non-GAAP operating cash flow: For the 6 months ending June 30, 2018, net income reflects $171,496 of non-cash charges (depreciation and stock option expenses), income tax, as well as gain (loss) on disposition (and involuntary disposition) of equipment, interest income, write down of inventory, and income tax; which are items not related to operating or current operating activities. When these items are removed, the Company shows operating cash flow of $1,749,063, or $0.15 per share. This compares with operating cash flow of $1,968,716, or $0.17 per share, in the corresponding 6 months of 2017 (see the table that follows for details of these calculations).

The NanoChem division continues to be the dominant source of revenue and cash flow for the Company. New opportunities continue to unfold in detergent, water treatment, oil field extraction and agricultural use to further increase sales in this division. In past years the NanoChem division sales have been less volatile quarter over quarter, however due to increasing sales to agriculture, revenue seasonality may become larger. Also new sales opportunities have appeared in the WaterSavrTM division as a result of the ongoing drought in the southern United States. Many municipalities are water stressed and are seeking ways to conserve water.

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*    a conference  call has been  scheduled for 11:00 am Eastern  Time,  8:00 am
     Pacific Time, on Wednesday August 15, 2018. CEO, Dan O'Brien will be presenting and answering questions on the conference call. To participate in this call please dial 1 877-260-1479 (or 1 334-323-0522) just prior to the scheduled call time. The conference call title, "Second Quarter 2018 Financials," may be requested.

The above information and following table contain supplemental information regarding income and cash flow from operations for the period ended June 30, 2018. Adjustments to exclude depreciation, stock option expenses and one time charges are given. This financial information is a Non-GAAP financial measure as defined by SEC regulation G. The GAAP financial measure most directly comparable is net income. The reconciliation of each of the Non-GAAP financial measures is as follows:


                     FLEXIBLE SOLUTIONS INTERNATIONAL, INC.
                      Consolidated Statement of Operations
          For 3 Months Ended June 30 (6 Months Operating Cash Flow)
                                   (Unaudited)

                                                     3 months ended June 30
                                                    2018             2017
                                              ---------------------------------

Revenue                                        $ 4,137,545        $ 4,722,366
Income (loss) before income tax - GAAP         $ 2,296,161 a      $   408,995 a
Provision for Income tax(net)  - GAAP          $   157,255        $   135,372
Net income (loss)  - GAAP                      $ 2,135,906 a      $   273,623 a
Net income (loss) per common share - basic. -  $      0.18 a      $      0.02
GAAP
3 month weighted average shares used in         11,630,991         11,465,606 b
computing per share amounts - basic.-  GAAP
                                                  6 month Operating Cash Flow
                                                         Ended June 30
                                               --------------------------------
Operating Cash flow (6months). NON-GAAP        $ 1,749,063 c      $ 1,968,716 c

Operating Cash flow per share excluding        $      0.15 c      $      0.17 c
non-operating items and items not related to
current operations (6 months) - basic.
NON-GAAP
Non-cash Adjustments (6 month) GAAP            $   171,496 d      $   181,229 d

Shares (6 month basic weighted average) used    11,625,671         11,462,167 b
in computing per share amounts - basic GAAP


Notes: certain items not related to "operations" of the Company have been excluded from net income as follows.

a) Non-GAAP -:: The financials give an expense of $326,570, or $0.03 per share, related to the clean-up of the fire damaged site in Taber Alberta in Q2, 2017. This is a non-operating expense, which if added back to net income would result in net income of approximately $600,193 or $0.05 per share. This is a non-GAAP number and the adding back of this expense to net income does not take into account additional income tax expense, if any, that may result. . The financials also give a Q2, 2018 "Gain" as a result of an insurance payout of $1,721,977 which is also non-operating income.

b)   Also a share buyback of 1,175,000 shares took place in January 2016.

c) Non-GAAP - amounts exclude certain cash and non-cash items: depreciation and stock option expense (2018 = $171,496, 2017 = $181,229), gain/(loss) on the disposition of equipment (2018 = $1,714,261, 2017 = $2,245,718),  write down of inventory (2018 = N/A, 2017 = $51,346), interest income (2018 = $6,893, 2017 = $82), deferred tax expense (2018 = N/A, 2017 = $23,404), and
     Income tax (2018 = 459,151, 2017 = $432,247). See the financial statements for all adjustments.

d)   Non-GAAP - amounts represent depreciation and stock compensation expense.

Safe Harbor Provision

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward looking statement with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.

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                        Flexible Solutions International
                6001 54th Ave, Taber, Alberta, CANADA T1G 1X4
                                Company Contacts
                                                                   Jason Bloom
                                                       Toll Free: 800 661 3560
                                                             Fax: 403 223 2905
                                            E-mail: info@flexiblesolutions.com
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